Exhibit 99.1

NEW ERA BUILDING SYSTEMS, INC.
UNAUDITED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2004
(IN THOUSANDS)

Year Ended December 31, 2004

Net sales	$113,206
Cost of sales	100,576
Gross margin	12,630

Selling, general, and administrative expenses	8,212
Operating income	4,418

Equity in loss of unconsolidated subsidiary	307
Interest expense, net	872
Income before income taxes and minority interest in loss of subsidiaries	3,239

Income tax expense	88
Income before minority interest in loss of subsidiaries	3,151

Minority interest in loss of subsidiaries	(89)
Net income	$3,240

See accompanying Notes to Unaudited Consolidated Financial Statements.

NEW ERA BUILDING SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2004
(IN THOUSANDS)

December 31, 2004
Current assets
Cash and cash equivalents	$1,436
Accounts receivable, trade	3,555
Inventories (Note 2)	13,308
Other current assets	602
Total current assets	18,901

Property, plant and equipment (Note 3)	24,493
Less-accumulated depreciation (Note 3)	9,228
15,265

Goodwill	1,092
Investments (Note 4)	520
Other non-current assets	70
$35,848

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Short-term debt (Note 5)	$7,687
Current maturities of long-term debt (Note 6)	809
Accounts payable	4,824
Accrued warranty obligations	1,771
Customer deposits	1,195
Other current liabilities (Note 7)	5,301
Total current liabilities	21,587

Long-term debt (Note 6)	6,587
Contingent liabilities (Note 9)
Minority interest in net assets of consolidated subsidiaries	1,944
Shareholders’ equity	5,730
$35,848

See accompanying Notes to Unaudited Consolidated Financial Statements.

NEW ERA BUILDING SYSTEMS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2004

NOTE 1 – Basis of presentation and summary of significant accounting policies

Basis of presentation and principles of consolidation

On August 8, 2005, pursuant to respective Asset Purchase Agreements, a wholly-owned subsidiary of Champion Enterprises, Inc. (“Champion”) acquired the assets of New Era Building Systems, Inc. (“New Era”), its wholly-owned subsidiary Unique Fabrications, LLC (“Unique”), and its majority-owned subsidiaries, Castle Housing of Pennsylvania, Ltd. (“Castle”) and Carolina Building Solutions, LLC (“CBS”), collectively “the acquired businesses.” At December 31, 2004, New Era owned 55.7% and 54.6%, respectively, of the outstanding membership interests of Castle and CBS.

The consolidated financial statements include the accounts of the acquired businesses (“the Company”). All significant intercompany transactions have been eliminated. Design Homes, LLC, a majority-owned subsidiary of New Era that was not acquired by Champion in the acquisition described above, is carried on the equity method in the consolidated financial statements.

Business

The Company is a manufacturer and wholesaler of modular and manufactured housing. The factory-built homes that are produced are primarily single-family dwellings sold to builders/retailers throughout the Eastern United States.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Sales revenue is generally recognized when wholesale floor plan financing or builder/retailer credit approval has been received, the home is invoiced, title is transferred and the home is shipped.

Cash and cash equivalents

Cash and cash equivalents include checking accounts, money market accounts and highly liquid debt instruments with a maturity of less than 90 days or that are subject to a bank repurchase agreement within that period.

Inventories

Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out method) for raw materials and the specific identification for finished goods and work-in-process. Manufacturing costs includes cost of materials, labor and manufacturing overhead.

Property, plant, and equipment

Property, plant and equipment are stated at cost. Repairs and maintenance are expensed in the year incurred. Depreciation is provided on the straight-line and accelerated methods over the following estimated useful lives:

Buildings and land and building improvements	30 to 39 years
Machinery and equipment	4 to 10 years

Amortization of assets held under capital lease obligations is included in depreciation expense. Depreciation and amortization expense was $1.7 million for the year ended December 31, 2004.

Goodwill

The Company tests for goodwill impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company assesses goodwill for impairment annually. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

Warranty obligations

The Company generally provides the builder/retailer with a warranty on materials and workmanship for one year from the date the homes are delivered. Estimated warranty costs are accrued as cost of sales at the time of sale. The warranty provision and reserves are based on estimates of the amounts necessary to settle existing and future claims on homes sold by the Company as of the balance sheet date. Factors used to calculate the warranty obligation are the estimated number of homes still under warranty and the historical average costs incurred to service a home.

Dealer volume rebates

The Company sponsors volume rebate programs under which sales to builders/retailers can qualify for cash rebates generally based on the level of sales attained during a twelve-month period. Volume rebates are accrued at the time of sale and are recorded as a reduction of net sales.

Income taxes

New Era is an S Corporation and its subsidiaries are limited liability corporations and therefore are not subject to federal and most state income taxes. Accordingly, there is no provision for federal income taxes in the consolidated financial statement. State income taxes are provided in the consolidated financial statements for states in which the Company is subject to income tax.

NOTE 2 – Inventory

The following is a summary of inventories by component at December 31, 2004:

December 31, 2005
(in thousands)
Raw materials	$6,182
Work-in-process	1,586
Finished goods	5,577
Inventory reserve	(37)
Total inventory	$13,308

NOTE 3 – Property, plant, and equipment

Following is a summary of property, plant, and equipment and related accumulated depreciation as of December 31, 2004:

December 31, 2004
(in thousands)
Land and improvements	$994
Buildings and improvements	12,287
Machinery and equipment	11,212
Property, plant, and equipment, at cost	24,493
Accumulated depreciation	(9,228)
Net property, plant, and equipment	$15,265

NOTE 4 – Investments

Investment in Design Homes, LLC

The Company owns 61.9% of the outstanding membership interest of Design Homes, LLC, a manufacturer of modular homes. In the consolidated financial statements, the Company accounted for this investment using the equity method. The Company recognized a loss of $313,000 in 2004 to reflect its share of Design Homes net loss for the year. There were no cash distributions from Design Homes during the year. The Company converted $250,000 due from Design Homes, LLC into additional member interests during the current year.

Summary condensed financial information for Design Homes, LLC as of December 31, 2004 and the year then ended is as follows:

December 31, 2004
Total Assets	(in thousands)
Current Assets	$2,994
Net Property and Equipment	1,720
Other Assets	241
Total Assets	$4,955

Liabilities & Member Equity
Current Liabilities	$3,461
Long-Term Liabilities	1,520
Members’ Equity	(26)
Total Liabilities & Member Equity	$4,955
Liabilities & Member Equity

NOTE 5 – Short-term debt

Short-term debt primarily consists of borrowings under bank lines of credit and is secured by the accounts receivable, inventories and certain property and equipment of the Company. Interest on short-term debt ranges from the bank’s prime rate (5.25% at December 31, 2004) to the prime rate plus 0.5%.

NOTE 6 – Long-term debt

Long-term debt at December 31, 2004 consists of the following:

December 31, 2004
(in thousands)
Bank mortgage loans	$6,098
Other loans payable and capital lease obligations	1,298
Total long-term debt	7,396
Less: current portion	(809)
Long-Term Debt	$6,587

Interest on the mortgage loans is payable monthly at rates ranging from the bank’s prime rate (5.25% at December 31, 2004) to 8.375%.

NOTE 7 – Other current liabilities

Other current liabilities at December 31, 2004 consists of the following:

December 31, 2004
(in thousands)
Accrued dealer volume rebates	$1,233
Accrued delivery and set up costs	1,024
Accrued employee costs	938
Accrued sales tax payable	416
Other accrued liabilities	1,690
Total current liabilities	$5,301

NOTE 9 – Contingent liabilities

As is customary in the manufactured housing industry, a significant portion of the Company’s sales to builders/retailers are made pursuant to repurchase agreements with lending institutions that provide wholesale floor plan financing to the builders/retailers. Pursuant to these agreements, generally for a period of up to 24 months from invoice date of the sale of the homes and upon default by the builders/retailers and repossession by the financial institution, the Company is obligated to purchase the related floor plan loans or repurchase the homes from the lender. Losses under repurchase agreements have not been and at December 31, 2004, are not expected to be significant.

NOTE 10 – Related party transactions

A significant portion of the shareholders of the Company are also customers of the Company. During 2004, there were significant amounts of sales to these shareholders as well as rebates earned and accrued or paid to these shareholders.

NOTE 11 – Retirement plans

The Company sponsors a 401(k) retirement plans under which participating employees may contribute 1% to 15% of their annual compensation to the plans, subject to IRS limitations. Under the plans, the Company matches 25% of the first 4% of employee contributions or 33% of the first 5% of employee contributions. Amounts expensed under these plans were approximately $140,000 in 2004.